As filed with the Securities and Exchange Commission on June 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CN ENERGY GROUP. INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building 2-B, Room 206, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The PRC

+86 571 87555823

(Address and telephone number of Registrant’s principal executive offices)

CN Energy USA Inc.

900 19th Street NW, Floor 5, Squad 23

Washington, DC 20006

202-631-9199

(Name, address, and telephone number of agent for service)

With a Copy to:

Huan Lou, Esq.

Sichenzia Ross Ference Carmel LLP

1185 6th Ave 31st FL

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated JUNE 30, 2025

Resale of Up to 32,012,780 Class A Ordinary Shares

CN ENERGY GROUP. INC.

This prospectus relates to the resale, from time to time, by Streeterville Capital, LLC (“Streeterville”), or the Selling Shareholder, of up to 32,012,780 Class A ordinary shares of CN Energy Group. Inc. (the “Company”), which includes (i)  63,898 Class A ordinary shares (the “Commitment Shares”) which were issued as a commitment fee pursuant to that certain Securities Purchase Agreement, dated April 4, 2025, as amended on June 18, 2025 (the “Purchase Agreement”), between the Company and Streeterville, and (ii) up to 31,948,882 Class A ordinary shares (the “Purchase Shares”) potentially issuable to Streeterville in satisfaction of pre-paid purchase balances outstanding from time to time under the Purchase Agreement, subject to certain limitations.

Under the Purchase Agreement, the Company may issue and sell one or more pre-paid purchases (each, a “Pre-Paid Purchase”), in the aggregate purchase amount of up to $20 million. Upon the terms and subject to the conditions of a Pre-Paid Purchase, Streeterville, at its sole discretion, has the right, but not the obligation, to take delivery of shares from the Company, and Company will issue to Streeterville, Class A ordinary shares in satisfaction of all or a portion of the outstanding balance of a Pre-Paid Purchase outstanding from time to time, up to 31,948,882 Purchase Shares, but not exceeding the outstanding balance. Any delivery of the 31,948,882 Purchase Shares registered for resale hereunder will reduce the outstanding balance of any Pre-Paid Purchase at a rate that will depend upon the timing of a delivery request by Streeterville and will fluctuate based on the trading price of our Class A ordinary shares. The number of Class A ordinary shares that may actually be acquired by Streeterville pursuant to the Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitation that the Company shall not effect the issuance of shares that would cause Streeterville to beneficially own a number of Class A ordinary shares exceeding 9.99% of the number of Class A ordinary shares outstanding on such date. With respect to the Purchase Shares, the Selling Shareholder is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We are not selling any shares under this prospectus, and we will not receive any of the proceeds from the sale of our Class A ordinary shares by the Selling Shareholder. We will bear all costs, expenses and fees in connection with the registration of Class A ordinary shares. The Selling Shareholder will bear all commissions and discounts, if any, attributable to its sales of Class A ordinary shares.

The Selling Shareholder may sell the shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Our Class A ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CNEY”. On May 22, 2025, the last reported sale price of our Class A ordinary shares was $2.88 per share.

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We are not a Chinese operating company but a British Virgin Islands holding company with operations primarily conducted by our subsidiaries established in the People’s Republic of China (“PRC” or “China”). Therefore, investing in our securities being offered pursuant to this prospectus involves unique and a high degree of risk. You should carefully read and consider the risk factors beginning on page 15 of this prospectus and the risk factors described in the periodic and other reports we file with the Securities and Exchange Commission for more information before you make your investment decision.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 15 of this prospectus, as well as those included in the periodic and other reports we file with the Securities and Exchange Commission before you make your investment decision.

We are an offshore holding company with no material operations of our own and not a Chinese operating company. Our operations are conducted in China by our subsidiaries. This is an offering of securities of the offshore holding company in the British Virgin Islands, instead of securities of our operating companies in China. Therefore, you will not directly hold any equity interests in our operating companies.

We are subject to certain legal and operational risks associated with our subsidiaries’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our subsidiaries, significant depreciation or a complete loss of the value of our securities, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Universal Law Offices of Hangzhou, we are not subject to cybersecurity review by the Cyberspace Administration of China, or the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the operating entities’ business and our offerings. ” in our annual report on Form 20-K for the fiscal year ended September 30, 2024 (the “2024 Annual Report”). According to our PRC counsel, Universal Law Offices of Hangzhou, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission for our overseas listing. As of the date of this prospectus, we and our subsidiaries have not received any inquiry, notice, warning, or sanction regarding our overseas listing from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

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In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis, with the last inspection in June 2018, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings” in the 2024 Annual Report.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments from subsidiaries of Zhejiang CN Energy New Material Co., Ltd,, our indirect wholly owned subsidiary in China (“Zhejiang New Material”), to Zhejiang New Material and from Zhejiang New Material to Meizhong Pintai Mining(Zhejiang) Co., Ltd, our indirect wholly owned subsidiary in China (“MZ Pintai”), and the distribution of such payments to MZ MINING INTERNATIONAL CO., LTD, our wholly owned subsidiary in Hong Kong (“MZ HK”), and then to our Company.

Neither the Securities and Exchange Commission, any United States state securities commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2025

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

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“CN Energy,” “we,” “us,” “our Company,” or the “Company” are to CN ENERGY GROUP. INC. (also referred to as 中北能源集团有限公司 in Chinese), a company limited by shares organized under the laws of British Virgin Islands;

•

“CN Energy Development” are to CN Energy Industrial Development Co., Ltd. (also referred to as 中北能源产业发展有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy and Manzhouli CN Technology (as defined below);

•	“Convertible Preferred Shares” are to the convertible preferred shares of the Company, no par value;

•	“Energy Holdings” are to CN Energy’s wholly owned subsidiary, CLEAN ENERGY HOLDINGS LIMITED (also referred to as 清洁能源控股有限公司 in Chinese), a Hong Kong corporation;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“fiscal year” are to the period from October 1 to September 30 of the next calendar year;

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“Hangzhou Forasen” are to Hangzhou Forasen Technology Co., Ltd. (also referred to as 杭州富来森科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

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“Khingan Forasen” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. (also referred to as 大兴安岭富来森能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

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“Manzhouli CN Energy” are to Manzhouli CN Energy Industrial Co., Ltd. (also referred to as 满洲里市中北能实业有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings;

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“Manzhouli CN Technology” are to Manzhouli CN Energy Technology Co., Ltd. (also referred to as 满洲里市中北能科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy (as defined below) and Manzhouli CN Energy;

•	“operating entities” are to CN Energy Development and its subsidiaries;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“SEC” are to the U.S. Securities Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

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“Tahe Biopower Plant” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Biopower Plant (also referred to as 大兴安岭富来森能源科技有限公司塔河生物发电厂 in Chinese), the branch office of Khingan Forasen;

•	“U.S. dollars” are to the legal currency of the United States;

•	“U.S. GAAP” are to generally accepted accounting principles in the United States;

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“Zhejiang CN Energy” are to Zhejiang CN Energy Technology Development Co., Ltd. (also referred to as 浙江中北能源科技开发有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings; and

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“Zhongxing Energy” are to Manzhouli Zhongxing Energy Technology Co., Ltd. (also referred to as 满洲里市众兴能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling shareholder named herein may, from time to time, offer and sell or otherwise dispose of the Class A ordinary shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our Class A ordinary shares other than the Class A ordinary shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Our Company

We are incorporated in the British Virgin Islands and conduct our operations primarily in China. As a holding company with no material operations of our own, our operations are conducted in China through the operating entities. Our ordinary shares are shares of CN Energy, the offshore holding company in the British Virgin Islands, instead of shares of our operating companies in China. Therefore, our shareholders will not directly hold any equity interests in our operating companies.

Wholly owned subsidiaries of CN Energy Development were established as companies with limited liabilities pursuant to PRC laws, and are engaged in the manufacturing and marketing of activated carbon products used for water treatment and purification.

Wholly owned subsidiaries of MZ HK include MZ Pintai, Yunnan Yuemu and Yunnan Honghao, all of which were incorporated as companies with limited liabilities in pursuant to PRC laws. MZ HK is a holding company with no business operation; MZ Pintai is engaged in sales of minerals, stone, metal materials, construction materials, wood, chemical materials and products, rubber products, and paper products; Yunnan Yuemu is engaged in management and conversion of forest and natural ecosystem; and Yunnan Honghao is engaged in forest acquisition, rights transfer, and nurturing, and timber harvesting and processing.

2024 and 2025 Corporate Restructuring

In September 2024, we conducted a corporate reorganization, which represented a strategic shift to streamline management control and enhance our operational efficiency. This restructuring is marked by two equity transfer agreements that redefine our corporate landscape.

On September 12, 2024, CN Energy Group. Inc., through its wholly owned subsidiary CN Energy Industrial Development Co., Ltd., entered into a Share Transfer Agreement with Zhejiang Sentuo Industrial Holding Group., Ltd. Pursuant to the Agreement, CN Energy Industrial Development Co., Ltd transferred all of its equity interest in Hangzhou Forasen Technology Co., Ltd., which constituted 100% of the issued and outstanding equity of Hangzhou Forasen Technology Co., Ltd, to Zhejiang Sentuo Industrial Holding Group., Ltd.

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On September 25, 2024, CN Energy Group. Inc., through its wholly owned subsidiaries in China, Zhejiang CN Energy Technology Development Co., Ltd. and Manzhouli CN Energy Technology Co., Ltd., entered into a Share Transfer Agreement with Xinbaocheng Industrial Group Co., Ltd. Pursuant to the Agreement, Zhejiang CN Energy Technology Development Co., Ltd. transferred 90% of its equity in CN Energy Industrial Development Co., Ltd. , and Manzhouli CN Energy Technology Co., Ltd. transferred its 10% of equity in CN Energy Development to Shanghai Xinbaocheng Industrial Group Co., Ltd.

On November 29, 2024, the Company incorporated a wholly owned subsidiary, Ewforest Group Limited.

On January 20, 2025, CN Energy Group. Inc. entered into a Share Transfer Agreement with Asia Rubber Resources Limited (“Asia Rubber Resources”). Pursuant to the Share Transfer Agreement, the Company agreed to transfer 100% of its equity in Clean Energy Holdings Limited to Asia Rubber Resources for a total purchase price of HKD10,000 (approximately $1,280.94).

On June 12, 2025, CN Energy Group. Inc. incorporated a wholly owned subsidiary, Pathenbot Group Inc.

The current corporate structure of the Company is demonstrated in the diagram below.

Recent Developments

Completion of Acquisition

On April 30, 2025, we and our wholly owned subsidiary, Ewforest Group Limited (“Ewforest Group”), closed a transaction involving the acquisition of 4,500 shares of Ynong International Group Limited (“HoldCo”) from Ynong Group Limited (“Ynong Group”) in exchange for, among other things, the issuance by the Company of 2,000,000 of its Class A ordinary shares to Ynong Group and its designees (the “Designees”) and the assignment to Ynong Group of certain accounts receivable of the subsidiaries of the Company (the “Subsidiaries”) with an aggregate value of $24,548,022, pursuant to the Share Purchase Agreement dated as of March 31, 2025 , as amended by the Amendment to Share Purchase Agreement dated as of April 23, 2025, as amended, the “Ynong Purchase Agreement”), entered into between the Company, Ewforest Group, Ynong Group, and HoldCo, and pursuant to the side letters (the “Side Letters”) entered into between the Ynong Group, an Indonesian entity (“PGIF”) and the operating Indonesian entity (“PWAN”).

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In connection with the closing, the following agreements were entered into and made effective as of April 30, 2025, the date of the closing:

•	a shareholder agreement between the Company, Ewfoest Group, Ynong Group, HoldCo, PGIF and PWAN, and the other shareholders of PGIF and PWAN, which governs, among other things, the composition of the board of directors, restriction on share transfers, preemptive rights and significant corporate actions of HoldCo, PGIF and PWAN, as applicable;

•	a voting agreement entered into between a holder of Class B ordinary shares of the Company and the Designees, in which the Designees granted the Class B holder the authority to vote the applicable shares issued to them; and

•	an assignment agreement entered into between the Subsidiaries and Ynong Group in which the Subsidiaries assigned certain of its account receivables with an aggregate value of $24,548,022 to Ynong Group.

In addition, the Company will pay to Ynong Group a post-closing payment of $6,365,348 in cash on or prior to June 30, 2025. Pursuant to the Ynong Purchase Agreement and Side Letters, PWAN will appoint an individual designated by the Company to serve on the board of directors of PWAN on or prior to June 30, 2025, pursuant to a director agreement to be entered into between the individual designated by the Company and PWAN.

The total consideration for the 4,500 shares of HoldCo is $40,913,370, which consists of: (i) the 2,000,000 shares, which had an aggregate value of $10,000,000; (ii) the account receivables, which have an aggregate value of $24,548,022; and (iii) the cash payment of $6,365,348 to be paid by the Company to Ynong Group as a post-closing obligation.

Transaction with Streeterville

On April 4, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Streeterville”). Pursuant to the Purchase Agreement, Streeterville agreed to purchase from the Company, and the Company agreed to issue and sell to Streeterville, securities in the form of one or more pre-paid purchases (the “Pre-Paid Purchases”) with an aggregate purchase amount of up to $20,000,000, for the purchase (the “Purchase Shares”) of Class A ordinary shares of the Company, upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase.

Upon the initial closing under the Purchase Agreement, on April 8, 2025, the Company issued to Streeterville an initial Pre-Paid Purchase in the principal amount of $3,230,000, with an original issue discount (the “OID”) of $210,000 and a transaction expense amount of $20,000 (the “Initial Pre-Paid Purchase”). The OID for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be seven percent (7%) of the amount set forth in the applicable Request (as defined in the Purchase Agreement) and each subsequent Pre-Paid Purchase will accrue interest at the annual rate of seven percent (7%). Additionally, the Company issued 63,898 Class A ordinary shares to Streeterville as a commitment fee (the “Commitment Shares”).

Pursuant to the Purchase Agreement and a registration rights agreement entered into between the Company and Streeterville, the Company agreed to file a registration statement with the Securities and Exchange Commission within 45 days from the initial closing, for registration of the resale of the Commitment Shares, Purchase Shares, and any other Class A ordinary shares issuable pursuant to the Purchase Agreement.

The Pre-Paid Purchases are unsecured, and Streeterville has the right, but not the obligation, to purchase additional Class A ordinary shares under the terms set forth in the Purchase Agreement.

On June 18, 2025, we entered into an amendment to the Purchase Agreement with Streeterville in accordance with the terms of the Purchase Agreement. The Amendment includes the following modifications: (i) clarification that the most favored nation provision does not apply to floor prices, (ii) increase of the Floor Price, from the original price to $0.626, (iii) extension of the registration statement on F-3 (the “Registration Statement”) to filing deadline to June 30, 2025, and (iv) the extension of the Registration Statement effectiveness period from 90 days to 115 days.

Warrant Inducement

On December 5, 2024, we entered into Warrant Inducement Agreements (the “Warrant Inducement Agreement”) with certain holders of the Company's existing ordinary share purchase warrants issued in January 2023 (the “Existing Warrants”), covering up to an aggregate of 263,051 Class A ordinary shares of the Company, pursuant to which (i) the exercise price of the Existing Warrants will be reduced from $36.3225 per share to $8.00 per share (the “Reduced Exercise Price”) to the extent exercised by each holder, and (ii) in exchange for each holder’s cash payment of the Reduced Exercise Price of the Existing Warrants in part or whole, the Company will issue new unregistered ordinary share purchase warrants (the “New Warrants”), to incentivize the holders to exercise the Existing Warrants in cash. The holders had until January 5, 2025 (the “Termination Date”) to exercise such Existing Warrants at the Reduced Exercise Price and receive New Warrants. The Company also agreed to file a registration statement covering the resale of the Class A ordinary shares issued or issuable upon the exercise of the New Warrants.

On January 7, 2025, the Company and the holders entered into the extension letter (the “Extension Letter”) to extend the Termination Date for the Holders to exercise such Existing Warrants and receive New Warrants from January 5, 2025, to February 7, 2025.

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Appointment of New Director

On December 3, 2024, Jian Chen notified the Company that she resigned as the Chairperson of the Audit Committee of the board of directors of the Company, effective December 3, 2024. Ms. Chen’s decision to resign as the Chairperson was not the result of any disagreement with the Company on any matters relating to the Company’s operations, accounting policies or practices. Ms. Chen will remain as an independent director on the Board.

On December 12, 2024, the Board approved the nomination of Mr. Ming Yi as an independent director on the Board and the Chairperson of the Audit Committee.

Nasdaq Deficiency

On May 28, 2024, we received a deficiency notice from Nasdaq notifying us that, for the last 30 consecutive business days, the closing bid price for our Class A ordinary shares had been below the minimum of $1.00 per share and did not meet the Bid Price Rule. We were provided 180 calendar days, or until November 25, 2024, to regain compliance with the Bid Price Rule. On November 26, 2024, we received a written notice from Nasdaq notifying us that, while we have not regained compliance with the Bid Price Requirement Rule, Nasdaq has determined that we are eligible for an additional 180 calendar day period, or until May 27, 2025 (the “Second Compliance Period”), to regain compliance. Nasdaq's determination was based on (i) the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Bid Price Rule, and (ii) the Company’s written notice to Nasdaq of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary. If at any time during the Second Compliance Period, the closing bid price of the Company’s Class A ordinary shares meets or exceeds US$1.00 per share for at least ten consecutive business days, Nasdaq will provide written confirmation of compliance, and this matter will be closed. The Company intends to continue to actively monitor its compliance with the Bid Price Rule and, as appropriate, will consider available options to resolve any deficiencies and regain compliance.

On May 19, 2025, the Company effected the 1:25 reverse stock split (the “Reverse Stock Split”). Beginning May 19, 2025, our Class A ordinary shares traded on The Nasdaq Capital Market on a split adjusted basis. The Reverse Stock Split had no impact on the par value of our Class A ordinary shares or the authorized number of ordinary shares. Unless otherwise indicated, all share and per share information in this prospectus have been adjusted to reflect the Reverse Stock Split.

As of the date of this prospectus, our Class A ordinary shares continue to be listed and traded on Nasdaq. However, we may be unable to regain and maintain compliance with Nasdaq continued listing requirements.

If our securities are subsequently delisted from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our Class A ordinary shares is a “penny stock,” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A ordinary shares;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

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Permission Required from PRC Authorities

The operating entities are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Universal Law Offices of Hangzhou, other than those requisite for a domestic company in China to engage in the businesses similar to those of the operating entities, the operating entities are not required to obtain any permission from Chinese authorities, including the CSRC, the CAC, or any other governmental agency that is required to approve the operating entities’ operations. However, if the operating entities do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that the operating entities are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the operating entities’ relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operating entities’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, we and the operating entities have received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

We are currently not required to obtain permission from any of the PRC authorities to operate and issue our securities to foreign investors. In addition, we and our subsidiaries are not required to obtain permission or approval relating to our securities from the PRC authorities, including the CSRC or the CAC, for our subsidiaries’ operations, nor have we or our subsidiaries received any denial for our subsidiaries’ operations with respect to this offering.  However, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject the operating entities to additional compliance requirement in the future” in the 2024 Annual Report..”

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to CN Energy and CN Energy has not made any dividends or distributions to its shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Pursuant to the BVI Business Companies Act, 2004 as amended from time to time (the “BVI Act”), and our third amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied on reasonable grounds that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Energy Holdings and MZ HK, and our U.S. subsidiary, CN Energy USA Inc.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Energy Holdings only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

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The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC (excluding the special administrative regions of Hong Kong and Macau). Under the applicable PRC regulations, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest, and dividends. Conversion of RMB into a foreign currency such as U.S. dollars for capital account items, such as direct equity investments, loans, and repatriation of investment, requires prior approval from the State Administration of Foreign Exchange or its local branch. Such approval, however, does not guarantee the availability of foreign currency conversion. Furthermore, the value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The RMB may not be stable against the U.S. dollar or other foreign currency. To the extent that we seek to convert RMB into U.S. dollars, depreciation of the RMB against the U.S. dollar would have an adverse effect on the U.S. dollar amount we receive from the conversion. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Energy Holdings or MZ HK may be considered a non-resident enterprise for PRC tax purposes. Any dividends that our PRC subsidiaries pay to Energy Holdings may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information-E. Taxation-People’s Republic of China Taxation.” in the 2024 Annual Report.

In order for us to pay dividends to our shareholders, we will rely on payments made from MZ Pintai’s subsidiaries to MZ Pintai, and the distribution of such payments to MZ HK and then to our Company. According to the EIT Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if MZ Pintai or their subsidiaries incur debt on their own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Avoidance Arrangement with respect to any dividends paid by our PRC subsidiaries to their immediate holding company, Energy Holdings and MZ HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Energy Holdings intends to apply for the tax resident certificate if and when Zhejiang CN Energy and Manzhouli CN Energy plan to declare and pay dividends to Energy Holdings and MZ HK intends to apply for the tax resident certificate if and when MZ Pintai plans to declare and pay dividends to MZ HK. See “-D. Risk Factors-Risks Relating to Doing Business in the PRC-There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiaries may not qualify to enjoy certain treaty benefits” in the 2024 Annual Report.

Corporate Information

Our principal executive offices are located at Building 2-B, Room 206, No. 268 Shiniu Road, Liandu District, Lishui City, Zhejiang Province, the PRC, and our phone number is +86-571-87555823. Our registered office in the British Virgin Islands is located at 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands, and the phone number of our registered office is +1 (284) 393-6004. We maintain a corporate website at www.cneny.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is CN Energy USA Inc., located at 950 John Daly Boulevard, Suite 380, Daly City, CA 94015.

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THE OFFERING

Class A ordinary shares Offered by the Selling Shareholder	32,012,780 Class A ordinary shares.

Ordinary Shares outstanding prior to this offering	3,011,011 Class A ordinary shares.

Use of proceeds

The Selling Shareholder will receive all of the proceeds from the sale of any Class A ordinary shares sold by it pursuant to this prospectus. We will not receive any proceeds from the sale of the Class A ordinary shares by the Selling Shareholder.

Listing	Our Class A ordinary shares are listed on Nasdaq under the symbol “CNEY.”

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 15, and in our Annual Report on Form 20-F for the year ended September 30, 2024, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein, including our Annual Report on Form 20-F for the fiscal year ended September 30, 2024. Our business, operating results, prospects or financial condition could be materially and adversely affected as a result of these risks. This could cause the trading price of our Class A ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to This Offering by the Selling Shareholder

The sale of a substantial amount of our Class A ordinary shares, including resale of the Class A ordinary shares by the Selling Shareholder in the public market, could adversely affect the market price of our Class A ordinary shares.

We are registering for resale of up to 32,012,780 Class A ordinary shares by the Selling Shareholder. Sales of substantial amounts of our Class A ordinary shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A ordinary shares. We cannot predict if and when the Selling Shareholder may sell such shares in the public market.

USE OF PROCEEDS

The Selling Shareholder will receive all of the proceeds from the sale of the Class A ordinary shares under this prospectus. We will not receive any of the proceeds from the sale of Class A ordinary shares by the Selling Shareholder pursuant to this prospectus.

The Selling Shareholder will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses that it incurs in disposing of such Class A ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of such Class A ordinary shares covered by this prospectus. These may include, without limitation, all registration and filing fees, and expenses of compliance with state securities or “blue sky” laws.

See “Plan of Distribution” elsewhere in this prospectus for more information.

SELLING SHAREHOLDER

This prospectus relates to the resale by the Selling Shareholder of up to (i) 63,898 Class A ordinary which were issued as a commitment fee pursuant to the Purchase Agreement and (ii) up to 31,948,882 Class A ordinary shares that Streeterville, at its sole discretion, may take delivery of from the Company, and the Company will issue to Streeterville in satisfaction of all or a portion of Pre-Paid Purchases pursuant to the Purchase Agreement consummated on April 8, 2025, subject to certain limitations.

The Selling Shareholder may from time to time offer and sell any or all of the Class A ordinary shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholder, and the aggregate number of Class A ordinary shares that the Selling Shareholder may offer pursuant to this prospectus.

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We cannot advise you as to whether the Selling Shareholder will in fact sell any or all of such Class A ordinary shares. In addition, the Selling Shareholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Shareholder will have sold all of the securities covered by this prospectus upon the completion of the offering.

Name of Selling	Number of Class A Ordinary Shares Beneficially Owned Prior to this	Number of Class A Ordinary Shares Being	Beneficial Ownership of Class A Ordinary Shares After Registration Assuming All Shares Are Sold (3)
Shareholder	Offering	Offered	Number	Percentage
Streeterville (4)	63,898	32,012,780	0	-

(1)

“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of June 30, 2025, and the percentage is based upon 3,011,011 Class A ordinary shares outstanding as of June 30, 2025. The selling shareholder’s information comes from questionnaire provided by the selling shareholder to the Company dated around the date of this prospectus, and such information may have changed from the date such information was provided until the date of this prospectus or after the date of this prospectus.

(2)	Percentages are based on Class A ordinary shares issued and outstanding as of June 30, 2025.
(3)	Assumes the sale of all shares offered herein.
(4)

Streeterville is the beneficial holder of 63,898 shares and can purchase and resell up to 32,012,780 shares pursuant to the Securities Purchase Agreement consummated on April 8, 2025. The number of Class A ordinary shares that may actually be acquired by Streeterville pursuant to the Securities Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitation that the Company shall not effect the issuance of shares that would cause Streeterville to beneficially own a number of Class A ordinary shares exceeding 9.99% of Class A ordinary shares outstanding on such date, as set forth in the Purchase Agreement. The business address of Streeterville is 297 Auto Mall Drive #4, St. George, Utah 84770.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds from the sale of the securities by the Selling Shareholder. The Selling Shareholder, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling our Class A ordinary shares or interests in our Class A ordinary shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of its Class A ordinary shares or interests in our Class A ordinary shares on any stock exchange, market or trading facility on which our Class A ordinary shares, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholder may use any one or more of the following methods when disposing of their Class A ordinary shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell Class A ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

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●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or shareholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such Class A ordinary shares at a stipulated price per share or warrant; and

●	a combination of any such methods of sale.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some of our Class A ordinary shares owned by it and, if the Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Class A ordinary shares, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholder to include the pledgee, transferee or other successors in interest as the Selling Shareholder under this prospectus. The Selling Shareholder also may transfer Class A ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A ordinary shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A ordinary shares in the course of hedging the positions they assume. The Selling Shareholder may also sell our Class A ordinary shares short and deliver these securities to close out their short positions, or loan or pledge our Class A ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of our Class A ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of our Class A ordinary shares offered by it will be the purchase price of such Class A ordinary shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A ordinary shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholder.

The Selling Shareholder also may in the future resell a portion of our Class A ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act; provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

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With respect to the Purchase Shares, Selling Shareholder is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended..

To the extent required by the Securities Act, any discounts, commissions, concessions or profit that the Selling Shareholder earns on any resale of Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Any Selling Shareholder that is an underwriter within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A ordinary shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of our Class A ordinary shares offered by the Selling Shareholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A ordinary share. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more Class A ordinary shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A ordinary shares by bidding for or purchasing Class A ordinary shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Class A ordinary shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A ordinary shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholder party thereto against certain liabilities that it may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Shareholder may be required to make with respect thereto. In addition, we and the Selling Shareholder may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholder will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

The Selling Shareholder may use this prospectus in connection with resales of our Class A ordinary shares. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholder, the terms of our Class A ordinary shares and any material relationships between us and the Selling Shareholder. The Selling Shareholder may be deemed to be an underwriter under the Securities Act in connection with our Class A ordinary shares it resells and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholder will receive all the net proceeds from the resale of our Class A ordinary shares.

The Selling Shareholder that is an entity may elect to make an in-kind distribution of Class A ordinary shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely Class A ordinary shares pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of Class A ordinary shares to be offered and sold pursuant to this prospectus.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our third amended and restated memorandum and articles of association are summaries and do not purport to be complete. References are made to our third amended and restated memorandum and articles of association, forms of which are filed as an exhibit to the registration statement of which this prospectus is a part.

We are a BVI business company incorporated under the laws of the British Virgin Islands and our affairs are governed by our Third Amended and Restated Memorandum and Articles of Association, and BVI Act, and the common law of the British Virgin Islands.

As of the date of this prospectus, we are authorized to issue an unlimited number of Class A ordinary shares of no par value and unlimited number of Class B ordinary shares of no par value. As of the date of this prospectus, 3,011,011Class A ordinary shares and 100,698 Class B ordinary shares are issued and outstanding.

Ordinary Shares

General. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. Our ordinary shares have the following characteristics:

Voting. At each meeting of shareholders, each holder of ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A ordinary share and 50 votes for each Class B ordinary share that such shareholder holds. In addition, all shareholders of a particular class are entitled to vote at a meeting of the holders of that class of shares.

Conversion Rights. Class A ordinary shares are not convertible. Class B ordinary shares are convertible, at the option of the holder thereof, into Class A ordinary shares on a one-to-one basis.

Ranking. Each holder of ordinary shares has an equal share in the distribution of the surplus assets of the Company.

Dividends. Holders of ordinary shares are entitled to an equal share in any dividend paid to such ordinary shares class.

Cumulative Voting Rights

There is nothing under British Virgin Islands law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our third amended and restated memorandum and articles do not provide for cumulative voting for elections of directors.

Variation of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class being varied and entitled to vote, which were present at such meeting.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our third amended and restated memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our third amended and restated memorandum and articles governing the ownership threshold above which shareholder ownership must be disclosed.

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Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our third amended and restated memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

Subject to the BVI Act and our third amended and restated memorandum and articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of ordinary shares we are authorized to issue;

●	divide our authorized and issued ordinary shares into a larger number of ordinary shares;

●	combine our authorized and issued ordinary shares into a smaller number of ordinary shares; and

●

create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Subject to the provisions of the BVI Act and our articles regarding redemption, purchase, and issuance of the shares, the directors have general and unconditional authority to issue and allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to issue shares which carry rights and privileges that are preferential to the rights attaching to ordinary shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Calls on Shares and Forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares, the Third Amended and Restated Memorandum and Articles of Association or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Transfer of Shares

Subject to the restrictions in our third amended and restated memorandum and articles and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or in any other manner as may be permitted in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our securities are listed. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

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Meetings of Shareholders

Under our third amended and restated memorandum and articles, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting and our directors. Our board of directors may call a meeting of shareholders upon the written request of shareholders holding at least 30% of our issued voting shares in respect of the matter for which such meeting is requested. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing more than one-half of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or class or series of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairperson of our board of directors shall be the chairperson presiding at any meeting of the shareholders. If the chairperson of our board is not present, or there is no such chairperson, then the members present shall choose a shareholder to act to chairperson the meeting of the shareholders. If the shareholders are unable to choose a chairperson for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairperson, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our third amended and restated memorandum and articles to be present in person if represented by its duly authorized representative who has been authorized to do so by resolutions of its directors or other governing body. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the British Virgin Islands as the directors determine to be necessary or desirable. A director must be given not less than three business days’ notice of a meeting of directors. A meeting of directors may be called on short notice if all of the directors entitled to vote on the matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose (unless that director objects in writing before or at the meeting). At any meeting of directors, a quorum will be present if more than one-half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

Directors’ Interest

A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director’s interest was disclosed in accordance with the memorandum and the articles prior to the Company entering into the transaction. A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction.

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Protection of Minority Shareholders and Shareholder Action

The enforcement of our rights will ordinarily be a matter for our directors. However, in certain limited circumstances, a shareholder may have the right to seek certain remedies against us in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or a director of a company engages in, proposes to engage in, or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, a BVI court may, on application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be, oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which can, if the court considers that it is just and equitable to do so, require the company or any other person to pay compensation to the shareholders (among various other potential orders and remedies). Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder.

Under Section 184C of the BVI Act, a shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply: (i) the company does not intend to bring, diligently continue or defend or discontinue proceedings; or (ii) it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters; whether the proceedings are likely to succeed; the costs of the proceedings in relation to the relief likely to be obtained; and whether an alternative remedy is available.

Any shareholder of a company may apply to BVI court under the Insolvency Act, 2003 of the BVI for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally, any other claims against a BVI company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the BVI Act or the company’s memorandum and articles of association. There are also common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: a company is acting or proposing to act illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or those who control the company are perpetrating a “fraud on the minority.”

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register. From 1 January 2023, it is also possible to search for a list of existing directors of a BVI company for a nominal fee.

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Our members are also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Liquidation

As permitted by the BVI Act and our third amended and restated memorandum and articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Carey Olsen Singapore LLP, our counsel as to British Virgin Islands law. Legal matters as to PRC law will be passed upon for us by Universal Law Offices of Hangzhou.

EXPERTS

The consolidated financial statements as of September 30, 2024 and 2023 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building Singapore 069542.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended September 30, 2024 filed with the SEC on February 18, 2025;

2.

our reports on Form 6-K and 6-K/A filed with the SEC on January 8, 2025, January 10, 2025, February 5, 2025, April 2, 2025, April 10, 2025, April 29, 2025, April 30, 2025, May 15, 2025, May 19, 2025, June 06, 2025, and June 20, 2025;

3.

the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on February 1, 2021, and any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.

any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended September 30, 2024 filed with the SEC on February 18, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CN ENERGY GROUP. INC.

Building 2-B, Room 206, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The PRC

+86 571 87555823

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

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ENFORCEABILITY OF CIVIL LIABILITIES

UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws than the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, almost all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CN Energy USA Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel with respect to the laws of the British Virgin Islands, Carey Olsen Singapore LLP, and our counsel with respect to PRC law, Universal Law Offices of Hangzhou, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our BVI counsel, Carey Olsen Singapore LLP, has further advised us that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Our BVI counsel, Carey Olsen Singapore LLP, has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

Our PRC counsel, Universal Law Offices of Hangzhou, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. However, there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Further, pursuant to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Our PRC counsel, Universal Law Offices Of Hangzhou, has further advised us that, under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis, and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ordinary shares.

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CN ENERGY GROUP. INC.

PROSPECTUS

Up to 32,012,780 Class A Ordinary Shares

, 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our third amended and restated articles of association provide that, we may indemnify against all expenses, including legal fees, and against all judgements, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any Eligible Person (which is defined in the amended and restated memorandum and articles of association as any “individuals, corporations, trusts, the estates of deceased individuals, partnerships, and unincorporated associations of persons”) who is or was:

(a)

a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the Eligible Person is or was a director; or

(b)	at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

The above does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in our best interests and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful. For the purposes of the above, a director acts in our best interests if he or she acts in the best interests of our parent or member (or members), in either case, in the circumstances specified in the BVI Act, as the case may be. The decision of our directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our third amended and restated articles of association, unless a question of law is involved. The termination of any proceedings by any judgement, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to our best interests or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

Expenses, including legal fees, incurred by our director (or our former director) in defending any legal, administrative, or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director (or a former director) to repay the amount if it shall ultimately be determined that the director (or a former director) is not entitled to be indemnified by us in accordance with the provisions stated above and upon such other terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to our third amended and restated memorandum and articles of association is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors, or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a director. Pursuant to indemnification agreements, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

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Item 9. Exhibits

Exhibit No.	Description
3.1

Third Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 1,1 to our annual report on Form 20-F (File No. 001-39978), filed with the Securities and Exchange Commission on January 27, 2023)

5.1	Opinion of Carey Olsen Singapore LLP*
10.1

Securities Purchase Agreement dated April 4, 2025, by and between CN Energy Group. Inc. and Streeterville Capital, LLC (incorporated herein by reference from Exhibit 10.1 on the Company’s Form 6-K filed April 10, 2025).

10.2

Amendment to Securities Purchase Agreement dated June 18, 2025, by and between CN Energy Group. Inc. and Streeterville Capital, LLC (incorporated herein by reference from Exhibit 99.1 on the Company’s Form 6-K filed June 20, 2025).

23.1	Consent of Enrome LLP
23.2	Consent of Carey Olsen Singapore LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)
107	Filing fee table

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, as applicable.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lishui City, the PRC, on June 30, 2025.

CN ENERGY GROUP. INC.

By:	/s/ Wenhua Liu
	Name:	Wenhua Liu
	Title:	Interim Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Wenhua Liu and Jinwu Huang, and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his or her name, place and stead, in any and all capacities (including his/her capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wenhua Liu	Interim Chief Executive Officer and Director	June 30, 2025
Wenhua Liu	(Principal Executive Officer)

/s/ Jinwu Huang	Chief Financial Officer	June 30, 2025
Jinwu Huang	(Principal Accounting and Financial Officer)

/s/ Xinyang Wang	Chairwoman of the Board and Director	June 30, 2025
Xinyang Wang

/s/ Phillip Connelly	Director	June 30, 2025
Phillip Connelly

/s/ Wenbiao Zhang	Director	June 30, 2025
Wenbiao Zhang

/s/ Jian Chen	Director	June 30, 2025
Jian Chen

/s/ Ming Yi	Director	June 30, 2025
Ming Yi

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CN ENERGY GROUP. INC. has signed this registration statement thereto in Washington, DC on June 30, 2025.

CN Energy USA Inc.
Authorized U.S. Representative

By:	/s/ Xinyang Wang
Name: Xinyang Wang
Title: General Manager

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